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    As filed with the Securities and Exchange Commission on December 8, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 30, 2000


Commission File     Exact name of Registrant as specified in its charter,   State of            I.R.S. Employer
No.                 address of principal executive offices, telephone       Incorporation       Identification No.
                    number
1-8349              FLORIDA PROGRESS CORPORATION                            Florida             59-2147112
                    One Progress Plaza
                    St. Petersburg, Florida 33701
                    Telephone (727) 824-6400

1-3274              FLORIDA POWER CORPORATION                               Florida             59-0247770
                    One Progress Plaza
                    St. Petersburg, Florida 33701
                    Telephone (727) 820-5151


The address of neither registrant has changed since the last report.

This combined Form 8-K represents separate filings by Florida Progress Corporation and Florida Power Corporation. Information contained herein relating to an individual registrant is filed by that registrant on its own behalf.
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

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On November 30, 2000, Progress Energy, Inc., formerly known as CP&L Energy, Inc., a North Carolina corporation, acquired all of the outstanding common stock of Florida Progress Corporation, a Florida corporation, in accordance with the Amended and Restated Agreement and Plan of Exchange, including the related Plan of Share Exchange, dated as of August 22, 1999, as amended and restated as of March 3, 2000, among Progress Energy, Florida Progress and Carolina Power & Light Company, a North Carolina corporation. Florida Progress, in turn, owns all of the outstanding common stock of Florida Power Corporation. The transaction was completed in accordance with the description of the share exchange found in the definitive joint proxy statement/prospectus in the Registration Statement on Form S-4 (SEC File No. 333-40836), which was declared effective by the Securities and Exchange Commission on July 7, 2000.

         Florida Progress shareholders will receive $54.00 in cash or shares of Progress Energy common stock having a value of $54.00, subject to proration, and one contingent value obligation in exchange for each of their shares of Florida Progress common stock. Each contingent value obligation represents the right to receive contingent payments based upon the net after-tax cash flow to Progress Energy generated by four synthetic fuel plants purchased by Florida Progress in October 1999. Pursuant to the share exchange, all 98,616,658.7594 shares of outstanding common stock of Florida Progress will be exchanged for approximately $3.5 billion cash and approximately 46.5 million shares of Progress Energy common stock and approximately 98.6 million contingent value obligations. All subsidiaries of Florida Progress remain subsidiaries of Florida Progress. Progress Energy funded the share exchange with an approximately $3.5 billion commercial paper issuance backed by a syndicated credit facility arranged by Merrill Lynch & Co. and Salomon Smith Barney, Inc.

         In accordance with the Amended and Restated Agreement and Plan of Exchange, Progress Energy has appointed Florida Progress directors Richard Korpan, W. D. Frederick, Jr., Richard A. Nunis and Jean Giles Wittner to serve as directors of Progress Energy, effective upon the closing of the share exchange. In addition, Michael P. Graney, Joan D. Ruffier, Robert T. Stuart, Jr., Vincent J. Naimoli and Clarence V. McKee have resigned as directors of Florida Progress and Florida Power effective upon the closing of the share exchange. Progress Energy has appointed William Cavanaugh III, Edwin B. Borden, David L. Burner, Charles W. Coker, Richard L. Daugherty, Estell C. Lee, William
O. McCoy, E. Marie McKee, John H. Mullin, III and J. Tylee Wilson to serve as directors of Florida Progress. Florida Progress has appointed William Cavanaugh III, Robert B. McGehee, William D. Johnson, Peter M. Scott III, William S. Orser and H. William Habermeyer, Jr. to serve as directors of Florida Power.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FLORIDA PROGRESS CORPORATION
                               FLORIDA POWER CORPORATION
                               Registrants

                               By:   /s/ Peter M. Scott III
                                   -------------------------------------
                                     Peter M. Scott III
                                     Executive Vice President and
                                     Chief Financial Officer of each Registrant


Date: December 8, 2000